UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) : March 23, 2006
Encysive Pharmaceuticals Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-20117	13-3532643

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4848 Loop Central Drive, Suite 700, Houston, Texas	77081
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: 713-796-8822
Not Applicable

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.
     Encysive Pharmaceuticals Inc. (the Company) announced today that Encysive and the U.S. Food and Drug Administration (FDA) have placed TBC3711, the Company’s next-generation selective endothelin receptor antagonist entering early clinical studies, on clinical hold. The hold is a result of an unusual finding following dosing with intravenous TBC3711 in a single rat that had displayed abnormalities at baseline. The delay follows a standard 30-day review process associated with the Investigational New Drug (IND) application for the intravenous form of TBC3711. The FDA believes, and the Company agrees, that it requires further review before proceeding with patient dosing. All clinical testing with TBC3711, including oral and intravenous formulations, will be suspended. Encysive will work with the FDA to resolve this issue as quickly as possible.
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SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENCYSIVE PHARMACEUTICALS INC. (Registrant)
Date: March 23, 2006	/s/ Stephen L. Mueller
Stephen L. Mueller
Vice President, Finance & Administration, Secretary and Treasurer